UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2008

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On July 7, 2008 we announced the amendment of our Collaborative Research and License Agreement dated July 15, 2005 with Cadbury Adams USA LLC to extend the collaborative period for an additional twelve months, through July 15, 2009.  Under the terms of the extension, Cadbury has agreed to pay us incremental research funding of up to $600,000.  During the extension period, we intend to continue to work with Cadbury for the discovery and commercialization of new flavor ingredients in the gum confectionary area.  The level of funding for research during the term of the extension is commensurate with the funding level prior to the amendment.  The potential milestone payments upon achievement of certain product discovery and development goals remain unchanged.  Upon commercialization, we will receive royalty payments based on sales of products containing new flavor ingredients developed under the agreement.

The press release dated July 7, 2008 announcing our entry into the amendment and describing certain of its terms is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

99.1         Press release of Senomyx, Inc. dated July 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

By:	/s/ DAVID B. BERGER
David B. Berger
Vice President, General Counsel and Corporate Secretary

Date: July 7, 2008

INDEX TO EXHIBITS

99.1         Press release of Senomyx, Inc. dated July 7, 2008.